Consent of Independent
                   Certified Public Accountants



Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, Registration No. 333-43149, of our report dated
March 5, 1999, relating to the consolidated financial statements of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31,
1998.

We also consent to the reference to us under the heading
"Experts" in the Prospectus.


                                   /s/ BDO Seidman, LLP

                                    BDO Seidman, LLP

Orlando, Florida
December 10, 1999